UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) December 29, 2005 (December 22, 2005)

Build-A-Bear Workshop, Inc.

-------------------------------------------------

(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

------------------------------------------

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On December 22, 2005, Build-A-Bear Workshop, Inc. (the “Company”) entered into a construction agreement (the “Facility Construction Agreement”) with Duke Construction Limited Partnership to build a 350,000-square-foot distribution center in Groveport, Ohio for approximately $14.4 million (excluding costs for the land and the equipment for the facility). The Company expects the facility to become fully operational beginning in September 2006. The Facility Construction Agreement contains terms related to progress payments, termination rights, substantial completion and other terms and conditions customary for a transaction of this nature.

Item 7.01.          Regulation FD Disclosure.

On December 29, 2005, the Company issued a press release announcing its plans to construct a new distribution center in Groveport, Ohio. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: December 29, 2005	/s/ Barry Erdos
Name: Barry Erdos
Title: President and Chief Operating Officer Bear

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 29, 2005

4